Exhibit 99.1

cbdMD Announces Additional Conversions of its Convertible Notes

Charlotte, North Carolina--(Newsfile Corp. – January 8, 2025) - cbdMD, Inc. (NYSE American: YCBD) (NYSE American: YCBDpA), a leading and highly trusted CBD company known for its flagship brands cbdMD and Paw CBD, as well as its innovative functional mushroom brand ATRx Labs, today announced that the Company has reduced the principal amount outstanding on its Senior Secured Convertible Notes to approximately $56,000 as of January 8, 2025 as certain holders of the notes have converted amounts under the notes.

Since the start of the year, the Company has issued an aggregate of 609,717 shares of common stock as a result of conversion requests and the aggregate balances under the notes have been reduced by approximately $309,000 of principal in addition to accrued interest. As of January 8, 2024 there are 6,152,841 shares of the Company’s common stock issued and outstanding.

“We are pleased with how our fiscal first quarter finished up and at the end of the first fiscal quarter we had cash and cash equivalents of approximately $2.1 million. Further reducing the debt improves our balance sheet and coupled with our trending financials we are in a great liquidity position to start of calendar 2025.” said Ronan Kennedy, the Company’s CEO & CFO.

About cbdMD, Inc.

cbdMD, Inc. is one of the leading and most highly trusted and most recognized cannabidiol (CBD) brands with a comprehensive line of U.S. produced, THC-free1 CBD products, including NSF Certified for Sport® products, as well as our new Full Spectrum products. Our cbdMD brand currently includes high-grade, premium CBD products including CBD tinctures, CBD gummies, CBD topicals, CBD capsules, CBD sleep aids and CBD drink products including our Herbal Oasis Social Tonic and an array of Farm Act compliant Delta 9 products. Our Paw CBD brand of pet products includes veterinarian-formulated products including tinctures, chews, topicals products in varying strengths, and our ATRx brand of natural functional mushroom support. To learn more about cbdMD and our comprehensive line of U.S. grown, THC-free1 CBD oil and Full Spectrum products as well as our other brands, please visit www.cbdmd.com, www.pawcbd.com, or ATRxlabs.com, follow cbdMD on Instagram and Facebook, or visit one of the thousands of retail outlets that carry cbdMD's products.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified using words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict. You are urged to carefully review and consider any cautionary statements, including but not limited to expectations on our ability to continue as a going concern, increasing our revenues, continued cost reductions, potential need for additional working capital, regaining compliance with NYSE American continued listing standards, continued listing on the NYSE American, future profitability, development and sales of new products, and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 as filed with the Securities and Exchange Commission (the "SEC") on December 17, 2024, and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

1 THC-free is defined as below the level of detection using validated scientific analytical methods.